UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2024

GENERATION ASIA I ACQUISITION LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41239	98-1588665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Boundary Hall, Cricket Square Grand Cayman, Cayman Islands	KY1-1102
(Address of Principal Executive Offices)	(Zip Code)

(345) 814-5580

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares	GAQ	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 3, 2024, Generation Asia I Acquisition Limited, a Cayman Islands exempted company (the “Company”), issued a non-convertible unsecured promissory note to Generation Asia LLC, a Cayman Islands limited liability company (the “Sponsor”), for a collective principal amount of $450,000 (the “Promissory Note”). The Sponsor provides these additional funds for working capital purposes and to support future extension payments by the Company to extend a business combination period on a monthly basis up to July 23, 2025, as set forth in the Company’s Amended and Restated Memorandum and Articles of Association.

The Promissory Note bears no interest and is repayable in full upon the consummation of a business combination by the Company.

A copy of the Promissory Note is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference. The disclosure as set forth in this Item 2.03 is intended to be a summary only and is qualified in its entirely by reference to such Promissory Note.

Exhibit 8.01. Other Events

On May 8, 2024, the Company issued a press release announcing the issuance of a non-convertible unsecured promissory note. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Promissory Note.
99.1	Press Release, dated as of May 8, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2024	GENERATION ASIA I ACQUISITION LIMITED

	By:	/s/ Roy Kuan
	Name:	Roy Kuan
	Title:	Chief Executive Officer